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EXHIBIT 4.2

MOVABLE HYPOTHEC

I—HYPOTHEC

1.
For good and valuable consideration, the undersigned WATER PIK TECHNOLOGIES CANADA, INC. / WATER PIK CANADA LTD hypothecates and creates a security interest in the following property (the "mortgaged property") in favour of BNP PARIBAS (Canada) (the "Bank"), for the sum of fourteen million six hundred and sixty-four thousand canadian dollars (14 664 000,00 $ CAD) with interest at the annual prime rate of the Bank, in effect from time to time, plus .5%. The Bank's annual prime rate is defined in Section 13 of title IV herein.

DESCRIPTION OF PROPERTY(1)

(1)
If more space is required, use section "A" of the attached schedule.

  All of the undersigned's inventory, present and future, and all present and future goods used for the packing and the shipping of same, wherever situated.

  All of the undersigned's debts, claims and rights of action, present and future, regardless of where the debtors of these debts, claims and rights of action are located.

2.
The following property is also charged by the hypothec and security interest constituted hereunder to the extent that it is not already included in the above description or in the schedule hereto. Therefore, the terms "mortgaged property" also include the following property:

a)
the proceeds of any sale, lease or other disposition of the property referred to in paragraph 1, any debt resulting from such sale, lease or other disposition, as well as any property acquired to replace same (being understood that the present clause must not be construed as enabling the undersigned to dispose of the mortgaged property in contravention of the provisions of the present agreement);

b)
any insurance or expropriation proceeds payable in respect of the mortgaged property;

c)
the principal and the income of the mortgaged property as well as any right attached to the mortgaged property;

d)
where the property described in paragraph 1 includes securities, all other shares and securities issued in replacement of these shares or securities; and

e)
all deeds, documents, registers, invoices and books of account evidencing the mortgaged property or relating thereto.

II—OBLIGATIONS SECURED

        This hypothec and security interest are granted to secure:

  a)
  all obligations of the undersigned to the Bank resulting from the following credit facility and from any credit facility renewing or replacing same, as well as under any amendment to said credit facilities:

    Credit facilities in the amount of 14 000 000,00 $ CAD granted by the Bank to the undersigned under a Commitment Letter dated June 14th, 2002

  b)
  and all obligations of the undersigned to the Bank resulting from the guarantee granted by the undersigned on n.a. for the obligations of n.a. (the "Customer") to the Bank as well as resulting from any guarantee granted by the undersigned for the same purposes;

  c)
  and all other obligations of the undersigned to the Bank, present and future, direct and indirect.

III—REPRESENTATIONS

        The undersigned represents and warrants the following:

  1.
  The undersigned owns the mortgaged property and the mortgaged property is free and clear of all real rights, hypothecs or security other than those described in section "B" of the attached schedule.

  2.
  The mortgaged property is situated in the Province of Quebec, except for the property described in section "C" of the attached schedule.

  3.
  The mortgaged property is not intended to be used in more than one province or state, except for the property described in section "D" of the attached schedule.

  4.
  The undersigned's head or registered office (or domicile, if the undersigned is an individual) is located at the address indicated in section "E" of the attached schedule.

IV—COVENANTS

1.
The undersigned shall inform the Bank without delay of any change to its name or to the contents of the representations made in Article III.

2.
The undersigned shall pay, when due, all duties, taxes and charges relating to the mortgaged property, as well as any debt which could rank prior to the hypothec and security interest constituted hereunder and shall provide to the Bank, on demand, evidence that such payments have been made.

3.
The undersigned shall insure the mortgaged property and keep it constantly insured for its full insurable value against damage caused by theft, fire and all other risks against which a prudent administrator would insure the mortgaged property. The Bank is hereby designated as the beneficiary of the indemnities payable under these policies and the undersigned shall cause such designation to be inscribed in the policies. The undersigned shall provide the Bank with a copy of each policy and, at least thirty (30) days prior to the expiration or cancellation of a policy, a copy of the renewal or replacement thereof.

4.
The undersigned shall do all things and sign all documents necessary for the hypothec and security interest constituted hereunder to have full effect and be perfected and constantly enforceable against third parties.

5.
The undersigned shall adequately protect and maintain the mortgaged property and exercise its activities in such a manner as to preserve its value. The undersigned shall fully comply with all laws and regulations applicable to the operation of its business and to the mortgaged property, including without limitation environmental laws and regulations.

6.
The undersigned shall keep all books, records and accounts which a prudent administrator would keep with respect to the mortgaged property and shall permit the Bank to examine said books records and accounts and obtain copies of same.

7.
The undersigned shall keep the mortgaged property free of all real rights, hypothecs or security interests, save those which the Bank has consented to in writing.

8.
The undersigned shall not dispose of nor lease the mortgaged property unless the Bank consents thereto in writing. However, if not in default hereunder, the undersigned may sell or lease its inventory or use the deposits forming part of the mortgaged property in the ordinary course of its business.

9.
The undersigned shall not change the use, destination or nature of the mortgaged property nor remove the mortgaged property from its present location, unless the Bank consents thereto in writing. If the undersigned is a corporation, the undersigned shall not amalgamate with another person nor commence dissolution or liquidation proceedings, without the written consent of the Bank.

10.
Where the mortgaged property includes inventory and accounts receivable, the undersigned shall provide the Bank monthly with a statement (by category) of the value of its inventory (calculated at the lesser of cost or market value) and a list of its accounts receivable (indicating their amount and age).

11.
The undersigned shall provide the Bank with all information reasonably required by the Bank to verify if the undersigned is in compliance with the obligations contained herein. The undersigned shall inform the Bank of any fact or event which could adversely affect the value of the mortgaged property or the financial condition of the undersigned.

12.
The undersigned shall pay all costs incurred by the Bank with respect to this agreement, including the fees of the Bank's legal counsel and fees incurred in order to render the Bank's rights enforceable against third parties.

13.
The undersigned shall reimburse the Bank for all costs and expenses incurred by it to fulfil the obligations of the undersigned or to exercise its rights, with interest at the prime rate of the Bank in effect from time to time, plus 3%. The hypothec and security interest granted at Article I hereof shall also secure the reimbursement of these costs and expenses as well as the payment of this interest. The prime rate of the Bank is the annual rate announced by it as being its reference rate to determine interest rates on Canadian dollar loans made by the Bank in Canada.

V—RIGHTS OF THE BANK

1.
The Bank may inspect or have the mortgaged property appraised from time to time at the undersigned's expense and, for that purpose, shall be permitted access to the premises where the mortgaged property is located and to the undersigned's places of business. The undersigned shall also allow the Bank to examine and obtain copies of all books of account and documents relating to the mortgaged property.

2.
The Bank may, without being bound to do so, fulfil any or all of the obligations of the undersigned hereunder.

3.
The undersigned may collect all debts forming part of the mortgaged property until the Bank withdraws its authorization to the undersigned to do so; unless the Bank's consent thereto is obtained, the undersigned must however deposit at the Bank the proceeds of any collection. If the Bank withdraws its authorization given to the undersigned to collect the debts forming part of the mortgaged property, the Bank may collect such debts and shall be entitled to reasonable commission which it may deduct from any amount collected.

4.
Where the debts and claims consist of deposits (including credit balances in accounts) at the Bank, the Bank may set off the whole or part of these deposits or credit balances, whether or not matured, against any obligations secured by the present, whether or not matured.

5.
Where the mortgaged property includes shares or securities, the Bank may, without being bound to do so, cause itself to be registered as the holder of these securities and exercise any right attached thereto, including any right to vote and any right of conversion or redemption.

6.
If the Bank has possession of the mortgaged property, it shall have no obligation to maintain the use for which the mortgaged property is normally intended, to make it productive nor to continue its use or operation. However, the Bank may, without being bound to do so, sell the mortgaged property in its possession where the mortgaged property is likely to perish, depreciate or decrease in value.

7.
The undersigned constitutes and appoints the Bank as its irrevocable attorney, with full power of substitution, in order to do any act and to sign any document necessary or useful to the exercise of the rights conferred on the Bank hereunder.

8.
The rights conferred on the Bank under this Article V may be exercised by the Bank irrespective of whether the undersigned is or is not in default hereunder.

VI—DEFAULTS AND RECOURSES

1.
The undersigned shall be in default in each and every one of the following events:

a)
If any or all of the obligations secured under this agreement is not paid or performed when due;

b)
If any of the representations made in Article III is untrue;

c)
If the undersigned does not fulfil any one of its obligations hereunder;

d)
If the undersigned or the Customer is in default under any other contract or agreement between it and the Bank or under any other hypothec or security affecting its property;

e)
If the undersigned or the Customer ceases to carry on its business, becomes insolvent or bankrupt; or

f)
If any or all of its property is seized or is subject to a taking of possession by a creditor, a receiver or any person performing similar functions.
2.
Upon the undersigned's default, the Bank may terminate any obligation it may have had to grant credit or make advances to the undersigned and declare exigible all obligations of the undersigned which are not yet due. Upon such default, the Bank may also exercise all recourses available to it under applicable law and may realize on its hypothec and security interest, including enforcing the hypothecary rights provided in the Civil Code of Quebec.

3.
In order to realize on its hypothec and security interest, the Bank may use the premises where the mortgaged property and other property of the undersigned are located, at the expense of the undersigned. Where the mortgaged property includes debts, the Bank may compromise and transact with the debtors of these debts and may grant releases and discharges in respect of same. Where the mortgaged property includes inventory, the Bank may complete the manufacturing of such inventory and do all things necessary or useful to its sale.

VII—ADDITIONAL HYPOTHEC

        To secure the payment of interest not already secured by the hypothec created in Article I and to further secure the performance of its obligations hereunder, the undersigned hypothecates all of the property described in Article I for an additional amount equal to twenty percent (20%) of the principal amount of the hypothec created in Article I.

VIII—GENERAL PROVISIONS

1.
The hypothec and security interest created hereby are in addition to and not in substitution for any other hypothec or security held by the Bank.

2.
This hypothec and security interest are continuing security and shall subsist notwithstanding the payment, from time to time, of the obligations secured hereunder.

3.
In each case provided in paragraph 1 of Article VI, the undersigned shall be in default by the mere lapse of time, without the necessity of any notice or demand.

4.
Where this hypothec and security interest are granted by more than one person, each such person shall be jointly and severally liable to the Bank for the performance of all obligations provided herein.

5.
Any sum collected by the Bank in the exercise of its rights may be held by the Bank as mortgaged property or may be applied to the payment of the obligations secured hereunder, whether due or not. The Bank shall have discretion as to how any such collected sum shall be applied.

6.
The exercise by the Bank of any of its rights shall not preclude the Bank from exercising any other right resulting from this agreement; all the rights of the Bank are cumulative and not alternative. The failure of or forbearance by the Bank to exercise any of its rights shall not constitute a renunciation to the subsequent exercise of such right. The Bank may exercise its rights resulting from this agreement without being required to exercise any right against the undersigned or against any other person liable for the payment of the obligations secured hereunder or to realize on any other security held for the payment of such obligations.

7.
The Bank shall only be required to exercise reasonable care in the exercise of its rights or the performance of its obligations and, in any event, shall only be liable for its intentional fault or gross negligence.

8.
The Bank may delegate to another person the exercise of its rights or the performance of its obligations resulting from this agreement. In such a case, the Bank may provide that person with any information it may have concerning the undersigned or the mortgaged property.

9.
The rights of the Bank hereunder shall benefit any successor of the Bank, including any person resulting from the amalgamation of the Bank with any other person.

10.
Any notice to the undersigned may be given at the address indicated below or any other address communicated in writing by the undersigned to the Bank.

11.
This agreement shall be governed by and construed in accordance with the laws in force in the Province of Quebec.

12.
The parties hereto have expressly required that this agreement be drafted in English. Les parties aux présentes ont expressément exigé que la présente entente soit rédigée en anglais.

Signed at	Newport Beach, CA USA City	, this	9th Day	day of	September Month	2002 Year
Witness			WATER PIK TECHNOLOGIES CANADA, INC. / WATER PIK CANADA LTD
Victor C. Streufert Vice President—Finance, Chief Financial Officer and Treasurer	/s/ VICTOR C. STREUFERT
Please print and sign your name	Signature
Richard D. Tipton Vice President, General Counsel and Secretary Please print and sign your name	/s/ RICHARD D. TIPTON Signature
Address of signatory (for notice and correspondence purposes)
240 BOUL. INDUSTRIEL BOUCHERVILLE QC J4B 2X4

MOVABLE HYPOTHEC

SCHEDULE TO THE HYPOTHEC ON MOVABLE PROPERTY
EXECUTED THIS 9TH DAY OF SEPTEMBER, 2002
BETWEEN BNP PARIBAS (Canada)
AND THE UNDERSIGNED

A.
Additional description of the mortgaged property:

  s.o.

B.
Real rights, hypothecs or security interests encumbering the mortgaged property:

  s.o.

C.
Description of the property not situated in the Province of Quebec:

  s.o.

D.
Description of the property intended to be used in more than one province or state:

  s.o.

E.
Address of the undersigned's head or registered office (or his/her domicile, if the undersigned is an individual):

  35 GRAND MARSHALL DRIVE
  SCARBOROUGH ONTARIO M1B 5W9

        This schedule forms an integral part of the above-mentioned agreement.

Signed at	Newport Beach, CA USA City	, this	9th Day	day of	September Month	2002 Year
WATER PIK TECHNOLOGIES CANADA, INC. / WATER PIK CANADA LTD
Victor C. Streufert Vice Presient—Finance, Chief Finanical Officer and Treasurer	/s/ VICTOR C. STREUFERT
Please print and sign your name	Signature
Richard D. Tipton Vice President, General Counsel and Secretary	/s/ RICHARD D. TIPTON
Please print and sign your name	Signature

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  EXHIBIT 4.2
MOVABLE HYPOTHEC
DESCRIPTION OF PROPERTY(1)
MOVABLE HYPOTHEC
SCHEDULE TO THE HYPOTHEC ON MOVABLE PROPERTY EXECUTED THIS 9TH DAY OF SEPTEMBER, 2002 BETWEEN BNP PARIBAS (Canada) AND THE UNDERSIGNED